Exhibit 5

October 21, 2010

H. Charles Maddy, III, President
Summit Financial Group, Inc.
310 North Main Street
Moorefield, West Virginia  26836

Re:           Form S-8 Registration Statement

Ladies and Gentlemen:

This opinion is rendered in connection with the Form S-8 Registration Statement (the “Registration Statement”) filed by Summit Financial Group, Inc. (the “Registrant”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the registration of 350,000 shares of common stock of Registrant, $2.50 par value (“Common Stock”) issuable in connection with Registrant’s Officer Stock Option Plan (the “Plan”), all as set forth in the Registration Statement.

We are of the opinion that if all the conditions set forth in the Plan are satisfied, the Common Stock, when issued in connection with the Plan in accordance with the terms set forth therein will be duly authorized, validly issued, fully paid and nonassessable and will not be issued in violation of any preemptive rights of any shareholder of Registrant.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm therein.

                         Very truly yours,

                         BOWLES RICE McDAVID GRAFF & LOVE LLP

                         By:           /s/ Sandra M. Murphy
                          Sandra M. Murphy

SMM/jam